UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

SCHEDULE 14A INFORMATION

_____________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

CorMedix Inc.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CORMEDIX INC.
300 Connell Drive, Suite 4200
Berkeley Heights, New Jersey 07922

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 24, 2025

TO THE STOCKHOLDERS OF CORMEDIX INC.

The 2025 Annual Meeting of Stockholders of CorMedix Inc. (the “Annual Meeting”) will be held on June 24, 2025, at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual-only meeting conducted via live webcast, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/CRMD2025. The Annual Meeting is being held for the following purposes:

1.      To elect seven directors to serve until the 2026 Annual Meeting of Stockholders and until their successor is duly elected and qualified or until their earlier resignation, removal, incapacity or death;

2.      To approve on a non-binding advisory basis the compensation of our named executive officers for 2024;

3.      To ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

4.      To act upon such other matters as may properly come before the meeting or any adjournment, postponement or continuation thereof.

These matters are more fully described in the proxy statement accompanying this notice.

Our Board of Directors has fixed the close of business on April 25, 2025 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment, postponement or continuation thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relevant to the Annual Meeting for at least ten days prior to June 24, 2025.

This year, the meeting will take place virtually at www.virtualshareholdermeeting.com/CRMD2025. However, to assure your representation at the meeting, you are urged to vote by proxy by following the instructions contained in the accompanying proxy statement. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote during the meeting even if he or she has returned a proxy. Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we hope that you will vote as soon as possible.

We are pleased to take advantage of the Securities and Exchange Commission, or SEC, rules that allow us to furnish proxy materials, including this notice, and the proxy statement (including an electronic proxy card for the meeting) for the Annual Meeting via the Internet. Taking advantage of these rules allows us to lower the cost of delivering annual meeting materials to our stockholders and reduce the environmental impact of printing and mailing these materials.

Berkeley Heights, New Jersey
Dated: April 28, 2025
By Order of the Board of Directors,
/s/ Beth Zelnick Kaufman
Beth Zelnick Kaufman
Corporate Secretary

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be Held on June 24, 2025: CorMedix Inc.’s Proxy Statement, Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and Proxy Card are also available at www.proxyvote.com.

i

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement for CorMedix Inc.’s (the “Company”) 2025 Annual Meeting of Stockholders (the “Annual Meeting”), including the documents that we incorporate by reference, contain “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this proxy statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. Such statements are based on management’s expectations as of the date of this proxy statement and involve many risks and uncertainties that could cause our actual results, events or circumstances to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, those described in the section titled “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other filings made from time to time with the SEC.

You should not rely upon forward-looking statements as predictions of future events. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider all of the information in this proxy statement. We undertake no obligation to update any forward-looking statements made in this proxy statement to reflect events or circumstances after the date of this filing or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. We advise you to consult any further disclosures we make on related subjects in our future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file with or furnish to the SEC.

WEBSITES

Website addresses referenced in this proxy statement are inactive textual references only, and the content on the referenced websites specifically does not constitute a part of this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:     Why are you holding a virtual meeting?

A:     We will hold a virtual Annual Meeting because we believe that the virtual format will provide stockholders enhanced access to, and ability to participate in the Annual Meeting regardless of their geographic location. The audio of the entire Annual Meeting will be available for one year on the Company’s website after the meeting.

Q:     How do I attend the Annual Meeting?

A:     You can access the Annual Meeting at www.virtualshareholdermeeting.com/CRMD2025. You must enter the 16-digit control number found on your Notice of Internet Availability or Proxy Card. If you are a beneficial owner, you must contact your bank, broker or other institution where your shares are held if you have questions about obtaining your control number.

Q:     How can I ask questions during the Annual Meeting?

A:     The virtual format of the Annual Meeting allows stockholders to communicate with us during the Annual Meeting so they can ask questions of our management. Stockholder questions may be submitted in the field provided in the web portal during the Annual Meeting for consideration. Detailed guidelines for submitting written questions during the Annual Meeting are available at www.virtualshareholdermeeting.com/CRMD2025. You can also submit questions in advance of the Annual Meeting by visiting www.proxyvote.com.

Q:     What if I need technical assistance during the Annual Meeting?

A:     If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, you should call the technical support hotline that will appear on the site 15 minutes prior to the meeting.

Q:     Who may vote at the meeting?

A:     The Company’s Board of Directors (the “Board”) has set April 25, 2025 as the record date for the meeting. If you owned shares of our common stock or shares of our Series E preferred stock at the close of business on April 25, 2025, you may attend and vote at the Annual Meeting. Each common stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of April 25, 2025, there were 67,810,476 shares of our common stock outstanding and entitled to vote at the meeting. Additionally, each Series E preferred stockholder is entitled to approximately 6.20427 votes for each share of Series E preferred stock held on all matters to be voted on. As of April 25, 2025, there were 89,623 shares of our Series E preferred stock outstanding and entitled to vote at the meeting. Pursuant to their respective terms, as of the record date, the shares of Series E preferred stock represent a total of 556,045 votes. Such shares of Series E preferred stock vote together with our shares of common stock as a single class on all matters submitted to a vote of the holders of our common stock. The outstanding shares of common stock and shares of Series E preferred stock represent an aggregate of 68,366,521 votes entitled to be cast at the Annual Meeting. Our outstanding Series C-3 preferred stock is non-voting and therefore has no voting rights at the Annual Meeting.

Q:     What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:     If your shares of common stock are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, we have sent the Notice of Internet Availability of Proxy Materials to you directly. If your shares of common stock are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In that case, the Notice of Internet Availability of Proxy Materials has been forwarded to you by your broker, bank, or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, nominee, trustee or other holder of record on how to vote your shares by using the voting instruction card you receive from your broker, nominee, trustee or other holder of record. All shares of Series E preferred stock are held of record by the persons in whose name certificates for such shares have been issued, which current owners are affiliates of Elliott Associates, L.P. (“Elliott Associates”).

Q:     What is the quorum requirement for the meeting?

A:     A majority of our outstanding shares of stock, including shares of Series E preferred stock, entitled to vote as of the record date must be present at the meeting in order for us to hold the meeting and conduct business. Your shares will be counted as present at the meeting if you:

•        are present and entitled to vote at the meeting;

•        properly submitted a proxy card or voter instruction card in advance of or at the meeting; or

•        do not provide your broker with instructions on how to vote, but the broker submits the proxy nonetheless (a broker non-vote).

If you are present virtually or by proxy at the meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. The proposals listed in this proxy statement identify the votes needed to approve or ratify the proposed actions.

Q:     What proposals will be voted on at the meeting?

A:     The proposals to be voted on at the meeting are as follows:

1.      To elect the seven directors named in the proxy statement to serve until our next annual meeting or until their successors have been duly elected and qualified or until their earlier resignation, removal, incapacity or death;

2.      To approve on a non-binding advisory basis the compensation of our named executive officers for 2024;

3.      To ratify the appointment of CBIZ CPAs P.C. (formerly Marcum LLP) (“CBIZ”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent in their discretion.

Q:     How may I vote my shares personally at the meeting?

A:     If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, the stockholder of record. All shares of Series E preferred stock are held of record by the persons in whose name certificates for such shares have been issued, which current owners are affiliates of Elliott Associates. As the stockholder of record, you have the right to vote during the meeting at www.virtualshareholdermeeting.com/CRMD2025 using your unique control number that is printed on your Notice of Internet Availability or Proxy Card. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares at the meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.

Q:     How can I vote my shares without attending the meeting?

A:     Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the meeting. If your shares are held by a broker, trustee or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•        Via the Internet by accessing the proxy materials on the secure website https://www.proxyvote.com and following the voting instructions on that website;

•        Via telephone by calling toll free 1-800-690-6903 in the United States or outside the United States and following the recorded instructions;

•        By mail: mark sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or

•        By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials and completing, dating, signing and returning the proxy card that you receive in response to your request.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 p.m. Eastern Time on June 23, 2025. Of course, you can always attend the meeting virtually and vote your shares. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.

Q:     How can I change or revoke my vote after submitting it?

A:     If you are a stockholder of record, you can change or revoke your proxy before your shares are voted at the meeting by:

•        Filing with our Corporate Secretary at 300 Connell Drive, Suite 4200, Berkeley Heights, New Jersey 07922 a written notice of revocation bearing a later date than the proxy either before the meeting or at the meeting;

•        Duly executing a later-dated proxy relating to the same shares and delivering it either before the meeting or live at the meeting and before the taking of the vote, to our Corporate Secretary at 300 Connell Drive, Suite 4200, Berkeley Heights, New Jersey 07922;

•        Attending the meeting and voting online during the virtual meeting by visiting www.virtualshareholdermeeting.com/CRMD2025 with your control number (although attendance at the meeting will not in and of itself constitute a revocation of a proxy); or

•        If you voted by telephone or via the Internet, voting again by the same means by 11:59 PM Eastern Time on June 23, 2025.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, nominee, trustee or other holder of record. You may also vote at the meeting if you obtain a legal proxy from them as described in the answer to a previous question.

Q:     Where can I find the voting results of the meeting?

A:     We will announce the voting results at the Annual Meeting. We will publish the results in a Form 8-K filed with the SEC within four business days of the Annual Meeting.

CORMEDIX INC.
300 Connell Drive, Suite 4200
Berkeley Heights, New Jersey 07922

PROXY STATEMENT
2025 ANNUAL MEETING OF STOCKHOLDERS
JUNE 24, 2025

This proxy statement has been prepared by, delivered and solicited on behalf of the management of CorMedix Inc., in connection with the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually at www.virtualshareholdermeeting.com/CRMD2025, on June 24, 2025, at 9:00 a.m. Eastern Time. “We,” “our,” “CorMedix” and the “Company” each refers to CorMedix Inc.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be Held on June 24, 2025:

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are also available at www.proxyvote.com.

In accordance with the rules of the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including the notice, this proxy statement, and a proxy card for the meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on or about April 28, 2025. We mailed a Notice of Internet Availability of Proxy Materials on or about April 28, 2025 to our stockholders of record and beneficial owners as of April 25, 2025, the record date for the meeting. This proxy statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voter instruction card that you will receive in response to your request.

GENERAL INFORMATION ABOUT SOLICITATION, VOTING AND ATTENDING

Who Can Vote

You are entitled to attend the Annual Meeting and vote your common stock or Series E preferred stock if you held shares as of the close of business on April 25, 2025. At the close of business on April 25, 2025, a total of 67,810,476 shares of common stock and 89,623 shares of our Series E preferred stock were outstanding and entitled to vote. Each share of common stock has one vote and each share of Series E preferred stock has approximately 6.20427 votes. The shares of Series E preferred stock vote together with our shares of common stock as a single class on all matters submitted to a vote of the holders of our common stock. The outstanding shares of common stock and shares of Series E preferred stock represent an aggregate of 67,810,476 and 556,045 votes, respectively. There is an aggregate total of 68,366,521 votes entitled to be cast at the Annual Meeting.

Counting Votes

Consistent with Delaware state law and our bylaws, the presence, in person or by proxy, of at least a majority of the shares entitled to vote at the meeting will constitute a quorum for purposes of voting on a particular matter at the meeting. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment, postponement or continuation thereof unless a new record date is set for the adjournment, postponement or continuation. Shares held of record by stockholders or their nominees who do not vote by proxy or attend the meeting in person will not be considered present or represented and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions and

“broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from banks, brokerage firms or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters.

Assuming the presence of a quorum at the meeting:

•        The election of directors will be determined by a plurality of the votes cast for each director nominee. This means that the seven nominees receiving the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors.

•        The advisory vote on the compensation of our named executive officers for 2024 requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to approve our executive compensation.

•        The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the proposal. In this context, abstentions, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

With respect to “routine” matters, such as the ratification of the selection of our independent registered public accounting firm, a bank, brokerage firm, or other nominee has the authority (but is not required) under the rules governing self-regulatory organizations, or SRO rules, including the Nasdaq Global Market, on which our common stock is listed, to vote its clients’ shares if the clients do not provide instructions. When a bank, brokerage firm or other nominee votes its clients’ shares on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted FOR, AGAINST or ABSTAINING with respect to such routine matters.

With respect to “non-routine” matters, such as the election of directors, the advisory vote to approve the compensation paid by the Company to its executive officers, a bank, brokerage firm, or other nominee is not permitted under the SRO rules to vote its clients’ shares if the clients do not provide instructions. The bank, brokerage firm, or other nominee will so note on the voting instruction form, and this constitutes a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum. Broker non-votes are not considered votes cast and, accordingly, will have no effect on any “non-routine” proposal.

Because the proposal for the advisory vote to approve the compensation paid by the Company to its executive officers requires a majority of votes cast for approval, and broker non-votes are not considered votes cast, a broker non-vote will have no effect on these proposals. While the election of directors is a non-routine matter, directors are elected by a plurality of the votes cast, which means that the seven nominees receiving the highest number of affirmative votes will be elected. As a result, votes withheld and broker non-votes have no effect on the election of directors.

In summary, if you do not vote your proxy, your bank, brokerage firm, or other nominee may either:

•        cast a vote on routine matters;

•        cast a “broker non-vote” on non-routine matters; or

•        leave your shares unvoted altogether.

We strongly encourage you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the meeting.

Cost of this Proxy Solicitation

We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, our directors and employees might solicit proxies personally and by telephone. None of these individuals will receive any additional compensation for this. We will, upon request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their principals and obtaining their proxies.

Attending the Annual Meeting

To attend the Annual Meeting, you will need to access www.virtualshareholdermeeting.com/CRMD2025 and enter your control number that is printed on your Notice of Internet Availability or Proxy Card. If you are a beneficial owner of shares held by a bank or broker, i.e., in “street name,” you may vote them at the Annual Meeting only if you obtain a legal proxy from the bank or broker and deliver such legal proxy to the inspector of election to obtain a control number for access to the Annual Meeting.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our bylaws provide that the number of directors constituting the Board shall be not less than five nor more than nine. The Board may establish the number of directors within this range. There are seven directors presently serving on our Board. In March 2015, in connection with a backstop financing agreement, we granted Manchester Securities Corp. (“Manchester”), a subsidiary of Elliott Associates, L.P., the right for as long as it or its affiliates hold any of our common stock or securities convertible into our common stock to appoint, and nominate for election at subsequent stockholder meetings, up to two members of our Board and/or to have up to two observers attend Board meetings in a non-voting capacity. Manchester has exercised its appointment right and appointed Janet Dillione and Myron Kaplan as members of the Board in 2015 and 2016, respectively, and to nominate Ms. Dillione and Mr. Kaplan for election at subsequent stockholder meetings, including the Annual Meeting.

The Board proposes the seven nominees listed below for election to the Board for a one-year term. The Board has determined that directors Janet Dillione, Gregory Duncan, Alan W. Dunton, Myron Kaplan, Steven Lefkowitz and Robert Stewart are independent as defined in Rule 5605 of the Nasdaq Global Market Listing Rules. In addition to the specific bars to independence set forth in that rule, we also consider whether a director or his or her affiliates have provided any services to, worked for or received any compensation from us or any of our subsidiaries in the past three years in particular. None of the nominees is related by blood, marriage or adoption to any other nominee or any of our executive officers.

Director Nominees with Terms Expiring in 2025

The following table sets forth information concerning our director nominees as of April 25, 2025:

Name	Age	Director Since	Position(s) with CorMedix
Janet Dillione	65	August 2015	Director
Gregory Duncan	60	November 2020	Director
Alan W. Dunton	70	March 2019	Director
Myron Kaplan	80	April 2016	Director and Chairman of the Board
Steven Lefkowitz	69	June 2017	Director
Joseph Todisco	49	March 2022	Director and Chief Executive Officer
Robert Stewart	57	April 2023	Director

Janet Dillione has been a director of CorMedix since August 2015. Since November 2020, Ms. Dillione has served as the Chief Executive Officer of Connect America, a nationally recognized leader in comprehensive telehealth and remote patient monitoring solutions. Prior to joining Connect America, and starting in May 2014, she served as Chief Executive Officer of Bernoulli Enterprise, Inc., a real-time connected healthcare information technology company. Previously, she was at Nuance Communications, Inc., a leading provider of voice and language solutions for businesses and consumers around the world, having joined Nuance in April 2010 as Executive Vice President and General Manager of the Healthcare Division and serving as an executive officer from March 2010 until May 2014. From June 2000 to March 2010, Ms. Dillione held several senior level management positions at Siemens Medical Solutions, a global leader in medical imaging, laboratory diagnostics, and healthcare information technology, including President and Chief Executive Officer of the global healthcare IT division. Ms. Dillione currently serves as a director of Vizient, Inc., a private health care performance improvement company. Ms. Dillione received her B.A. from Brown University in 1981 and completed the Executive Program at The Wharton School of Business of the University of Pennsylvania in 1998. She has over 25 years of experience leading global teams in the development and delivery of healthcare technology and services. Among other qualifications, attributes and skills, Ms. Dillione’s financial and IT expertise and significant executive management experience with medical device and healthcare companies led to the conclusion of our Board that she should serve as a director of our Company in light of our business and structure.

Gregory Duncan has been a director of CorMedix since November 2020. Mr. Duncan currently serves as the Chairman and CEO of Dogwood Therapeutics, Inc. (Nasdaq: DWTX), a clinical-stage biopharmaceutical company developing and commercializing innovative new medicines to treat chronic pain and fatigue related disorders. DWTX was formed through the integration of Virios Therapeutics, Inc., where Mr. Duncan has served as CEO and Chairman since 2020, and Wex Pharmaceuticals, in October 2024. From 2014 and prior to joining his current company, Mr. Duncan served as President and CEO of Celtaxsys, a privately held biotechnology company focused on cystic fibrosis and other rare, inflammatory diseases. Mr. Duncan has spent the majority of his career in senior leadership roles in commercial stage pharmaceutical companies. From 2007 to 2013, he served as a senior executive at UCB, including as President of its North America business, as well as an executive committee member. Prior to his roles with UCB, Mr. Duncan spent approximately 17 years at Pfizer where he gained significant experience across sales and marketing functions including serving as SVP of US Marketing and later as President of Pfizer’s Latin America business from 2005 to 2007. Mr. Duncan received his undergraduate degree from the State University of New York, Albany, and earned an MBA degree from Emory University. Among other experience, qualifications, attributes and skills, Mr. Duncan’s significant depth of experience in the pharmaceutical industry led to the conclusion of our Board that he should serve as a director of our Company considering our business and structure.

Alan W. Dunton, M.D. has been a director of CorMedix since March 2019. He is the founder and principal consultant of Danerius, LLC, a biotechnology and pharmaceutical consulting business which he started in 2006. From 1994, he served in senior positions in Research and Development in the Pharmaceutical Division of Johnson & Johnson including President and Managing Director of Janssen, the major research, development and regulatory arm of the pharmaceuticals division at Johnson & Johnson. From January 2007 through March 2009, Dr. Dunton served as President and Chief Executive Officer of Panacos Pharmaceuticals, Inc. From November 2015 through March 2018, Dr. Dunton was the Head/Senior Vice President of Research, Development and Regulatory Affairs of Purdue Pharma L.P., a private pharmaceutical company. In addition to CorMedix, Dr. Dunton currently serves on the boards of three public companies. As a Director at Palatin Technologies, Inc. and Oragenics, Inc., he chairs the Compensation Committees of both companies. He also serves as a member of the Audit Committees of these companies. Additionally, Dr. Dunton is a member of the board of Recce Pharma Ltd., an Australian public biotechnology company focused on developing novel anti-infectives for serious and life-threatening diseases. Dr. Dunton received his Bachelor of Science degree in biochemistry, magna cum laude, from State University of New York at Buffalo, and received his M.D. from New York University School of Medicine. Among other qualifications, Dr. Dunton’s significant depth of experience in the pharmaceutical industry, including service as a director of public pharmaceutical companies, led to the conclusion of our Board that he should serve as a director of our Company in light of our business and structure.

Myron Kaplan became a director of CorMedix in April 2016 and became Chairman of the Board in August 2017. He is a founding partner of Kleinberg, Kaplan, Wolff & Cohen, P.C., a New York City general practice law firm, where he has practiced corporate and securities law for more than fifty years. In 2012, Mr. Kaplan became a trustee of the Lehman Brothers Plan Holding Trust. Previously, he served as a member of the board of directors of SAirGroup Finance (USA) Inc., a subsidiary of SAirGroup that had publicly issued debt securities, Trans World Airlines, Inc. and Kitty Hawk, Inc. Among his business and civic involvements, Mr. Kaplan currently serves on the boards of directors of a number of private companies and has been active for many years on the board of trustees and various board committees of JBI Libraries (formerly JBI International). After forty years of service Mr. Kaplan resigned from the board of the Children’s Museum of Manhattan. Mr. Kaplan graduated from Columbia College and holds a Juris Doctor from Harvard Law School. Among other experience, qualifications, attributes and skills, Mr. Kaplan’s experience in a broad range of corporate and securities matters and service as a director of public companies led to the conclusion of our Board that he should serve as a director of our Company in light of our business and structure.

Steven Lefkowitz was a director of CorMedix from August 2011 to June 2016. He was reappointed to the Board in June 2017. He also served as our acting Chief Financial Officer from August 2013 to July 2014. Mr. Lefkowitz has been the President and Founder of Wade Capital Corporation, a financial advisory services company, since June 1990. Mr. Lefkowitz has been a director of both public and private companies. Mr. Lefkowitz received his A.B. from Dartmouth College in 1977 and his M.B.A. from Columbia University in 1985. Among other experience, qualifications, attributes and skills, Mr. Lefkowitz’s education, experience and financial expertise led to the conclusion of our Board that he should serve as a director of our Company in light of our business and structure.

Joseph Todisco became a director of CorMedix in March 2022. Prior to joining CorMedix as our Chief Executive Officer, he was a senior executive at Amneal Pharmaceuticals, where for the prior 11 years he held various roles, most notably as Executive Vice President, Chief Commercial Officer where he was responsible for Amneal Specialty, a branded specialty products business with a focus on neurology and endocrinology. During his tenure at Amneal, Mr. Todisco held roles overseeing corporate development and international operations, leading commercial teams in several international markets including the UK, Australia and Germany, as well as leading Amneal’s merger integration with Impax Laboratories in 2018. He was previously Co-Founder and managing executive of

Gemini Laboratories, a specialty pharmaceutical company focused on the sales and marketing for niche branded products in the US Market. Gemini Laboratories was established as an affiliate of Amneal Pharmaceuticals and was subsequently acquired by Amneal in 2018. Prior to joining Amneal, Mr. Todisco was Vice President, Business Development & Licensing at Ranbaxy, Inc. where he was responsible for developing and executing Ranbaxy’s North American commercial business strategy. Prior to Ranbaxy, he held various roles at Par Pharmaceutical, and in his earlier career held positions at Oppenheimer & Company and Marsh & McLennan Companies. Mr. Todisco obtained his MBA in finance from Fordham Graduate School of Business and his BA in Economics from Georgetown University. Among other qualifications, attributes and skills, Mr. Todisco’s business expertise and significant executive management experience in the pharmaceutical industry led to the conclusion of our Board that he should serve as a director of our Company in light of our business and structure.

Robert Stewart became a director of CorMedix in April 2023. Mr. Stewart is the current Chief Executive Officer of Theramex, a global specialty pharmaceutical company dedicated to women’s health, and has served in this role since March 2020. Prior to this, Mr. Stewart served as Chief Executive Officer of Amneal Pharmaceuticals Inc. from 2018 to 2019, and from 2009 through 2018 Mr. Stewart served in senior roles with Allergan, formerly Watson and Actavis, most notably as Chief Operating Officer (2015 – 2018) and President, Global Operations (2009 – 2015). Mr. Stewart has also previously held management roles with Abbott Laboratories, Knoll Pharmaceutical Company, and Hoffmann La Roche, Inc. Mr. Stewart currently sits on the Board of Directors of Cipla Ltd. and serves on the Board of Trustees for Fairleigh Dickinson University. Mr. Stewart obtained his bachelor’s degree in Finance & Business Management from Fairleigh Dickinson University. Among other qualifications, Mr. Stewart’s significant depth of experience in the pharmaceutical industry, including service as an executive director of other pharmaceutical companies, led to the conclusion of our Board that he should serve as a director of our Company in light of our business and structure.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the seven nominees receiving the highest number of affirmative votes will be elected.

Recommendation

The Board recommends that stockholders vote FOR the election of the seven nominees for election to the Board each for a one-year term.

PROPOSAL NO. 2 — NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR 2024

As required under Section 14A of the Exchange Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Board is submitting a “say on pay” proposal for stockholder consideration. While the vote on the compensation of our Named Executive Officers is non-binding and solely advisory in nature, the Board and the Compensation Committee value the opinion of our stockholders and will review and consider the voting results. At our 2021 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, a frequency of every year for casting advisory votes on named executive officer compensation. The advisory vote on named executive officer compensation will occur every year until the next vote on the frequency of stockholder votes on named executive officer compensation, which will occur at our 2027 Annual Meeting of Stockholders.

Our executive officers are compensated based on performance, and in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and our Company’s and our stockholders’ interests. We believe our compensation program is strongly aligned with the long-term interests of our Company and our stockholders. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead our Company successfully in a competitive environment.

The compensation of the Named Executive Officers is described on pages 22 through 29 of this proxy statement.

We are asking stockholders to vote on the following resolution:

“RESOLVED, that the stockholders of CorMedix Inc. approve, on an advisory basis, the compensation paid to its Named Executive Officers for 2024.”

As indicated above, the stockholder vote on this resolution will not be binding on our Company or the Board and will not be construed as overruling or determining any decision by us or by the Board. The vote will not be construed to create or imply any change to our fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for our Company or the Board.

Vote Required

The affirmative vote of the majority of the votes cast on this Proposal No. 2 is required to approve the compensation of our Named Executive Officers for 2024, as disclosed in this proxy statement.

Recommendation

The Board unanimously recommends stockholders vote, on an advisory basis, FOR our named executive officer compensation for 2024.

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to its charter, the Audit Committee of our Board has appointed the firm CBIZ, New York, New York, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Marcum LLP (“Marcum”) served as the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2024 and 2023. On November 1, 2024, CBIZ acquired the attest business of Marcum, and substantially all of the partners and staff that provided attestation services for Marcum joined CBIZ. As such, on April 17, 2025, subsequent to the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Marcum resigned and, with the approval of the Audit Committee, CBIZ was engaged as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The reports of Marcum on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal year ended December 31, 2024, and the subsequent interim period through April 17, 2025, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference thereto in their reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

We previously provided Marcum with a copy of the above disclosures as included in our Current Report on Form 8-K filed with the SEC on April 22, 2025, and requested Marcum to furnish us with a letter addressed to the SEC stating whether Marcum agreed with the statements made by us in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Marcum’s letter, dated April 22, 2025, is attached as Exhibit 16.1 to that Current Report on Form 8-K, and is incorporated herein by reference.

On April 21, 2025, the Audit Committee approved the engagement of CBIZ as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. During the Company’s fiscal year ended December 31, 2024, and the subsequent interim period through April 17, 2025, neither the Company nor anyone acting on its behalf consulted with CBIZ regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

While the Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Audit Committee and the Board are requesting that the stockholders ratify this appointment. If the stockholders ratify this appointment, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of our stockholders. If the stockholders do not ratify this appointment, the Audit Committee may reconsider, but might not change, its appointment.

Representatives of CBIZ are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required

Ratification of the appointment of CBIZ as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting.

Recommendation

The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of CBIZ as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

CORPORATE GOVERNANCE

Information About the Board and its Committees

Board of Directors Composition

Our Board currently consists of seven members. Directors elected at this meeting and each subsequent annual meeting will be elected for one-year terms or until their successors are duly elected and qualified.

We separate the positions of Chairman, currently held by independent director Myron Kaplan, and that of Chief Executive Officer, held by Joseph Todisco. While the Board believes that separation of these positions serves our Company well, and intends to maintain this separation where appropriate and practicable, the Board does not believe that it is appropriate to prohibit one person from serving as both Chairman and Chief Executive Officer.

Selection of Nominees for our Board

To be considered as a director nominee, an individual must have, among other attributes: high personal and professional ethics, integrity and values; commitment to our Company and its stockholders; an inquisitive and objective perspective and mature judgment; and availability to perform all Board and committee responsibilities. In addition to these minimum requirements, the Nominating and Governance Committee will also evaluate the nominee’s independence and whether the nominee’s skills are complementary to the existing directors’ skills and the Board’s need for operational, management, financial, international, industry-specific or other expertise. We focus on identifying nominees with experience, qualifications, attributes and skills to work with the other directors to serve the long-term interests of our stockholders. All those matters being equal, we do and will consider diversity a positive additional characteristic in potential nominees.

The Nominating and Governance Committee invites Board members to submit nominations for director candidates. In addition to candidates submitted by Board members, director nominees recommended by stockholders will be considered. Stockholder recommendations must be made in accordance with the procedures described in the section titled “Stockholder Proposals” below and will receive the same consideration that other nominees receive. All nominees are evaluated by the Nominating and Governance Committee to determine whether they meet the minimum qualifications outlined in the immediately preceding paragraph and whether they will satisfy the Board’s needs for specific expertise at that time. The Nominating and Governance Committee recommends to the full Board the slate of nominees for election as directors at our annual meeting of stockholders.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Our Audit Committee currently consists of Mr. Lefkowitz (Chair), Dr. Dunton and Mr. Duncan. Our Compensation Committee currently consists of Ms. Dillione (Chair), Dr. Dunton and Mr. Duncan. Our Nominating and Governance Committee currently consists of Mr. Kaplan (Chair), Mr. Stewart and Ms. Dillione. The membership of these committees may be changed after our next annual meeting.

Our Board has undertaken a review of the independence of our directors and has determined that (i) all current directors, except Mr. Todisco, our Chief Executive Officer, are independent within the meaning of Section 5605(b) of the Nasdaq Marketplace Rules, (ii) all members of our Audit Committee meet the additional test for independence for audit committee members imposed by SEC rules and regulations and Section 5605(c) of the Nasdaq Marketplace Rules, (iii) all of the members of our Compensation Committee are independent within the meaning of Section 5605(d) of the Nasdaq Marketplace Rules, and (iv) all of the members of our Nominating and Governance Committee are independent within the meaning of Section 5605(e) of the Nasdaq Marketplace Rules.

Each of the above-referenced committees operates pursuant to a formal written charter. The charters for each committee, which have been adopted by our Board, contain a detailed description of the respective committee’s duties and responsibilities and are available on our website at www.cormedix.com under the “Investors — Corporate Governance” tab.

Audit Committee

The Audit Committee assists the Board in its oversight of our corporate financial statements and reporting and our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. The Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. All related party transactions will be approved by the Audit Committee before we enter into them.

Both our independent registered public accounting firm and internal financial personnel regularly meet with, and have unrestricted access to, the Audit Committee.

The Board has determined that each of Mr. Lefkowitz, Dr. Dunton and Mr. Duncan qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The designation of each of Mr. Lefkowitz, Dr. Dunton and Mr. Duncan as an “audit committee financial expert” does not impose on them any duties, obligations or liability that are greater than those that are generally imposed on them as a member of the Audit Committee and the Board, and their designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Compensation Committee

The Compensation Committee reviews and approves our compensation policies and all forms of compensation to be provided to our executive officers, including, among other things, annual salaries, bonuses, and other incentive compensation arrangements. The Compensation Committee also reviews and makes recommendations to our Board regarding changes in director compensation. In addition, the Compensation Committee administers our equity compensation plans, including granting stock options to our executive officers. The Compensation Committee also reviews and approves employment agreements with executive officers and other compensation policies and matters. Pursuant to its charter, the Compensation Committee has the power to form and delegate authority to subcommittees and to delegate authority to one or more members of the Compensation Committee.

Since 2016, the Company and the Compensation Committee have periodically engaged Frederic W. Cook & Co., an independent compensation consultant, for input on the compensation of our Named Executive Officers and directors. The Compensation Committee assessed the independence of Frederic W. Cook & Co., considering the factors required by the Nasdaq Global Market Listing Rules, and concluded that no conflict of interest exists that would prevent Frederic W. Cook & Co. from independently representing our Company. In the future, we, or the Compensation Committee, may engage or seek the advice of Frederic W. Cook & Co. or another compensation consultant.

Each member of the Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

Nominating and Governance Committee

The Nominating and Governance Committee identifies, evaluates and recommends nominees to the Board and committees of the Board, conducts searches for appropriate directors and evaluates the performance of the Board and of individual directors. The Nominating and Governance Committee also is responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the Board concerning corporate governance matters.

Information Regarding Meetings of the Board and Committees

The business of our Company is under the general oversight of our Board as provided by the laws of Delaware and our bylaws. During the fiscal year ended December 31, 2024, the Board held four meetings and also conducted business by written consent, the Audit Committee held four meetings and also conducted business by written consent, the Compensation Committee held two meetings and also conducted business by written consent, and the Nominating and Governance Committee held one meeting. Each director nominee attended at least 75% of the Board meetings and the meetings of the committee on which he or she served since being appointed to the Board and respective committees. We do not have a formal written policy with respect to Board members’ attendance at our annual meetings of stockholders, but we encourage them to do so.

Risk Oversight

Our Board is responsible for our Company’s risk oversight and administers its risk oversight responsibilities by delegating certain business and governance activities to the appropriate committees for more detailed consideration and evaluation.

Our Board has delegated its primary risk oversight responsibilities to the Audit Committee. In fulfilling that role, the Audit Committee focuses on our general risk-management strategy, the most significant risks facing our Company, and ensures that risk-mitigation strategies are implemented by management. The Audit Committee also has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to limit, monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management are undertaken. The Compensation Committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our Company. The Nominating and Governance Committee seeks to minimize risks related to governance structure by implementing sound corporate governance principles and practices. Each of the committees regularly reports to the full Board as appropriate on its efforts at risk oversight, and will report any matter that rises to the level of a material or enterprise-level risk.

Our management is responsible for the day-to-day identification, evaluation, management, and mitigation of the Company’s risk exposures. The Company manages these enterprise risks through a variety of policies, programs, committees, and internal controls designed to protect the Company’s assets, operations, and reputation, while ensuring compliance with applicable laws and regulations.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

Board of Directors (or name of individual director)

c/o Corporate Secretary

CorMedix Inc.

300 Connell Drive, Suite 4200

Berkeley Heights, New Jersey 07922

We will forward all communications from stockholders to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

Stock Ownership Requirements

We adopted stock ownership guidelines for our non-employee directors in October 2014 with the objective of more closely aligning the interests of our non-employee directors with those of our stockholders. The stock ownership guidelines require each non-employee director to own $100,000 worth of our common stock within five years of October 2014 for then-current directors and within five years of joining the Board for directors joining the Board after that date. This requirement may be met with the purchase of shares under the Deferred Compensation Plan for Directors, vesting of shares underlying restricted stock units and the exercise of stock options.

Hedging and Pledging Policies

We have adopted an insider trading policy that includes provisions restricting our directors, officers and employees from engaging in hedging or monetization transactions involving our securities and prohibits our directors, officers and employees from engaging in short sales of our securities. Our insider trading policy also strongly discourages our directors, officers and employees from holding our securities in margin accounts or otherwise pledging our securities as collateral for loans.

Clawback Policy

In compliance to Nasdaq listing standards relating to clawback policies, we adopted the Compensation Recoupment Policy in December 2023, to implement a mandatory clawback policy in the event of a Restatement (as defined in the Compensation Recoupment Policy). In addition, the Compensation Recoupment Policy also sets forth a discretionary clawback policy to recoup certain compensation in circumstances involving misconduct.

For mandatory clawbacks, the Compensation Recoupment Policy applies to our executive officers with respect to compensation that is granted, earned or vested based wholly or in part upon attainment of a financial reporting measure and any such compensation attained on or after October 2, 2023 is subject to recoupment. See exhibit 97.1 to our Annual Report on Form 10-K filed with the SEC on March 12, 2024 for the full terms of the Compensation Recoupment Policy.

Executive Officers

The following table sets forth information concerning our current executive officers as of April 25, 2025:

Name	Age	Position(s) with CorMedix
Joseph Todisco	49	Chief Executive Officer
Matthew David	47	Executive Vice President and Chief Financial Officer
Beth Zelnick Kaufman	65	Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary
Elizabeth Hurlburt	46	Executive Vice President and Chief Clinical Strategy & Operations Officer
Erin Mistry	43	Executive Vice President and Chief Commercial Officer

See the biography for Joseph Todisco under “Directors.”

Dr. Matthew David became our Executive Vice President and Chief Financial Officer in May 2020. From October 4, 2021 through May 10, 2022, Dr. David also served as our interim Chief Executive Officer in addition to his role as Chief Financial Officer. Prior to joining us, he most recently served as Head of Strategy at Ovid Therapeutics Inc., a late-stage clinical biopharmaceutical company focused on developing treatments for rare neurological disorders, where he was responsible for financing strategy and investor relations, and joined in October 2018. Prior to Ovid, Dr. David was a Strategic Advisor to Frequency Therapeutics, advising on financing, investor relations and strategic initiatives from 2017 to early 2019. Prior to Frequency, Dr. David spent the majority of his career as an investment banker specialized in the life sciences sectors, including at Piper Jaffray, Thomas Weisel Partners, Ferghana Partners and most recently at Bank of America Merrill Lynch. As part of his experience as an investment banker, Dr. David has advised on a broad range of capital-raising and strategic transactions. Earlier in his career, Dr. David was part of the equity research team at Lehman Brothers, focusing on Large Pharma. Dr. David began his career as a surgical resident at Beth Israel Hospital, after receiving an M.D. from NYU School of Medicine. Dr. David earned his Bachelor of Arts degree in Chemistry, magna cum laude, from Dartmouth College.

Beth Zelnick Kaufman became our Executive Vice President and Chief Legal and Compliance Officer and Corporate Secretary in December 2024. She served as our Executive Vice President and Chief Legal Officer and Corporate Secretary, beginning in December 2023. She has more than two decades of legal, compliance and operations experience in the life sciences industry. Prior to joining CorMedix, she most recently served as Chief Legal and Administrative Officer and Corporate Secretary of Akorn Pharmaceuticals, a specialty and generic pharmaceuticals company, and Chief Legal Officer of The Broad Institute of MIT and Harvard in Cambridge, Massachusetts. Ms. Zelnick Kaufman also served in several roles at Amneal Pharmaceuticals, a publicly traded global generics, biosimilars and branded pharmaceuticals company, including roles as Assistant General Counsel, Vice President, Legal Affairs, and Head of Government Affairs. During her tenure at these and other pharmaceutical companies, Ms. Zelnick Kaufman gained deep experience in the pharmaceutical industry across legal, regulatory, government affairs, and other operational areas. Earlier in her career, Ms. Zelnick Kaufman held roles at Actavis, Alpharma and Topcon America and spent time as an Associate in the law firm Brown Rudnick LLP.

Elizabeth Hurlburt became our Executive Vice President and Head of Clinical Operations in March 2018. Her current role is Executive Vice President and Chief Clinical Strategy and Operations Officer, effective February 2024. Prior to her employment, Ms. Hurlburt had been providing us clinical operations expertise as a consultant since late November 2017. Before she began her consulting career, she held several progressive management roles in clinical operations, most recently at Gemphire Therapeutics, as a Senior Director, Clinical Operations from April 2015 to October 2016, then as Vice President, Clinical Operations from October 2016 to March 2018. Ms. Hurlburt received her B.A. in Leadership and Organizational Management from Bay Path College and her M.S. in Management and Leadership from Western Governors University.

Erin Mistry became our Senior Vice President of Payer Strategy, Government Affairs and Trade in March 2020. Her current role is Executive Vice President and Chief Commercial Officer, effective January 2023. Prior to joining CorMedix, Erin held roles as VP market access at Intarcia Therapeutics as well as Senior Managing Director of the Global Value and Access practice at Syneos Health. During her career, Erin has worked with emerging, mid-size, and large biopharma companies with a focus on pricing, access and reimbursement. She currently serves on the boards of Incubate Coalition, Access Forum and the AntiMicrobial Working Group. Erin holds a B.S. in Industrial Engineering (healthcare) and an M.S. in Biomechanical Engineering from North Carolina State University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned as of April 25, 2025 by:

•        each person known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•        each director;

•        each of our Named Executive Officers; and

•        all of our current directors and executive officers as a group.

This table is based upon the information supplied by our Named Executive Officers, directors and principal stockholders and from Schedules 13D and 13G filed with the SEC. Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown, and their address is c/o CorMedix Inc., 300 Connell Drive, Suite 4200, Berkeley Heights, New Jersey 07922. As of April 25, 2025, we had 67,810,476 shares of common stock outstanding. Shares of Company common stock subject to stock options that are currently vested or exercisable or that will become vested or exercisable within 60 days after April 21, 2025, as well as restricted stock units that vest within 60 days after April 21, 2025, are deemed to be beneficially owned by the person holding such options, warrants or restricted stock units for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person. In addition, an aggregate of 89,623 shares of Series E preferred stock have the right to cast an aggregate of 556,045 votes.

	Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Shares	%
5% or Greater Stockholders:
Blackrock, Inc.(2)	4,567,897	7.5%
The Vanguard Group, Inc.(3)	2,825,335	5.2%
Shaibatalhamd Aymen Abdalkader(4)	3,543,088	5.4%

Directors:
Janet Dillione(5)	228,473	*
Gregory Duncan(6)	112,500	*
Alan W. Dunton(7)	157,750	*
Myron Kaplan(8)	337,034	*
Steven Lefkowitz(9)	245,650	*
Robert Stewart(10)	80,200	*

Named Executive Officers:
Joseph Todisco(11)	1,072,593	1.6%
Matthew David(12)	677,479	*
Erin Mistry(13)	430,117	*
Elizabeth Hurlburt(14)	373,470	*
Beth Zelnick Kaufman(15)	66,487	*
All executive officers and directors as a group (11 persons)(16)	3,781,753	5.3%

____________

*        Less than 1%

(1)      Based upon 67,810,476 shares of our common stock outstanding on April 25, 2025 and, with respect to each individual holder, rights to acquire our common stock exercisable within 60 days of April 25, 2025.

(2)      Based solely on information contained in the Statement on Schedule 13G filed with the SEC on February 5, 2025 by Blackrock, Inc. (“Blackrock”). Blackrock reported sole voting power with respect to 4,521,593 shares of our common stock, shared voting power with respect to zero shares of our common stock, sole dispositive power with respect to 4,567,897 shares of our common stock and shared dispositive power with respect to zero shares of our common stock. The business address of Blackrock is 50 Hudson Yards, New York, NY 10001.

(3)      Based solely on information contained in the Statement on Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. (“Vanguard”). Vanguard has sole voting power with respect to zero shares of our common stock, shared voting power with respect to 85,309 shares of our common stock, sole dispositive power with respect to 2,715,990 shares of our common stock and shared dispositive power with respect to 109,345 shares of our common stock. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)      Based solely on information contained in the Statement on Schedule 13G filed with the SEC on April 4, 2025 by Shaibatalhamd Aymen Abdalkader (“Abdalkader”). Abdalkader has sole voting power with respect to 3,543,088 shares of our common stock, shared voting power with respect to zero shares of our common stock, sole dispositive power with respect to 3,543,088 shares of our common stock and shared dispositive power with respect to zero shares of our common stock. The business address of Abdalkader is 7852, Al Batinah, 2650, Al Woroud Dist., Riyadh 12253, Saudi Arabia.

(5)      Consists of (i) 53,473 shares of our common stock, and (ii) 175,000 shares of our common stock issuable upon exercise of stock options. Ms. Dillione also holds 48,909 shares of common stock deferred under the Deferred Compensation Plan for Directors, which is excluded for purposes of calculating the number of shares of our common stock beneficially owned as of April 21, 2025.

(6)      Consists of 112,500 shares of our common stock issuable upon exercise of stock options.

(7)      Consists of (i) 15,250 shares of our common stock, and (ii) 142,500 shares of our common stock issuable upon exercise of stock options.

(8)      Consists of (i) 151,034 shares of our common stock held directly, (ii) 30,000 shares of our common stock held by Mr. Kaplan’s wife, 20,000 of which are held by her individually and 10,000 of which are held as a custodian for two of Mr. Kaplan’s grandchildren, and (iii) 156,000 shares of our common stock issuable upon exercise of stock options.

(9)      Consists of (i) 95,498 shares of our common stock held directly, (ii) 2,000 shares of our common stock held by Mr. Lefkowitz’s wife, (iii) 30,152 shares of our common stock held by Wade Capital Corporation Money Purchase Plan, an entity for which Mr. Lefkowitz has voting and investment control, and (iv) 118,000 shares of our common stock issuable upon exercise of stock options.

(10)    Consists of (i) 11,000 shares of our common stock, and (ii) 69,200 shares of our common stock issuable upon exercise of stock options.

(11)    Consists of (i) 281,935 shares of our common stock, (ii) 749,164 shares of our common stock issuable upon exercise of stock options, and (iii) 41,494 shares of our common stock issuable upon vesting of restricted stock units.

(12)    Consists of (i) 23,395 shares of our common stock, and (ii) 654,084 shares of our common stock issuable upon exercise of stock options.

(13)    Consists of (i) 29,117 shares of our common stock, and (ii) 401,000 shares of our common stock issuable upon exercise of stock options.

(14)    Consists of (i) 25,103 shares of our common stock, and (ii) 348,367 shares of our common stock issuable upon exercise of stock options.

(15)    Consists of the following held by our directors and executive officers: (i) 16,487 shares of our common stock, and (ii) 50,000 shares of our common stock issuable upon exercise of stock options.

DIRECTOR COMPENSATION

Director Compensation in Fiscal Year 2024

The following table shows the compensation earned by each of our non-employee directors for the year ended December 31, 2024:

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)	Total ($)
Janet Dillione	78,000	81,564	159,564
Gregory Duncan	72,000	81,564	153,564
Alan W. Dunton	72,000	81,564	153,564
Myron Kaplan	129,000	81,564	210,564
Steven Lefkowitz	93,000	81,564	174,564
Robert Stewart	75,000	81,564	156,564

____________

(1)      The amounts included in this column are the dollar amounts representing the full grant date fair value of each stock option award calculated in accordance with FASB ASC Topic 718 and do not represent the actual value that may be recognized by the directors upon option exercise. For information on the valuation assumptions used in calculating these amounts, see Note 3 to our audited financial statements included in the Annual Report on Form 10-K.

(2)      As of December 31, 2024, the number of shares underlying options held by each non-employee director was as follows: 175,000 shares for Ms. Dillione; 112,500 for Mr. Duncan; 142,500 shares for Dr. Dunton; 156,000 shares for Mr. Kaplan; 138,000 shares for Mr. Lefkowitz; and 69,200 shares for Mr. Stewart.

2024 Director Compensation Program

The 2024 compensation program for our non-employee directors, as determined by the Board based on recommendations from the Compensation Committee and advice from Frederic W. Cook & Co., is set forth in the table below. All stock options are subject to continued service on the Board through the vesting date. The exercise price per share of each stock option granted to our non-employee directors is equal to the fair market value of our common stock as determined based upon the closing sales price for our stock on the date of grant.

	Cash	Stock Options (# of shares)
Annual Fee	$55,000
First Election to Board		30,000	(1)
Annual Grant, Prorated in First Year Following Election to the Board		30,000	(2)
Additional Annual Fee – Board Chair	$45,000
Additional Annual Fee – Audit Chair	$23,000
Additional Annual Fee – Compensation Chair	$18,000
Additional Annual Fee – Nomination and Governance Chair	$14,000
Additional Annual Fee – Audit Committee Non-Chair Members	$10,000
Additional Annual Fee – Compensation Committee Non-Chair Members	$7,000
Additional Annual Fee – Nomination and Governance Committee Non-Chair Members	$5,000
Additional Annual Fee – Strategy Committee Members	$15,000

____________

(1)      Vests one third-each on the date of grant and the first and second anniversary of the date of grant.

(2)      Vests monthly over one year after the date of grant.

We maintain a nonqualified deferred compensation plan for our non-employee directors, pursuant to which our non-employee directors may defer all of their cash director fees. Any cash fees due to a participating director will be converted into a number of shares of our common stock by dividing the dollar amount of fees payable by the closing price of our common stock on the date such fees would be payable, and the director’s unfunded account is credited with the shares. The shares that accumulate in a director’s account will be paid to the director on the tenth business day in January following the year in which the director’s service terminates for whatever reason, other than death, in which case the account will be paid within 30 days of the date of death to the designated beneficiary, as applicable. In the event of a change in control of our Company, the director would receive cash in an amount equal to the number of shares in the account multiplied by the fair market value of our common stock on the change in control date, and the payment would be accelerated to five business days after the effective date of the change in control. Ms. Dillione is our only non-employee director who participates in the nonqualified deferred compensation plan, and her unfunded account was credited with 48,909 shares of common stock as of December 31, 2024. No shares were deferred into the plan in fiscal year 2024.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our Named Executive Officers in the years ended December 31, 2024 and 2023:

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Joseph Todisco	2024	639,214	462,666	745,788	457,335	54,906	2,359,908
Chief Executive Officer	2023	616,962	—	1,388,400	401,700	52,370	2,459,342
Matthew David	2024	409,125	173,500	279,670	171,171	54,559	1,088,025
Chief Financial Officer	2023	389,135	—	433,875	156,000	52,140	1,031,150
Elizabeth Hurlburt(3)	2024	405,873	173,500	279,670	223,344	52,978	1,135,365
Executive Vice President, Chief Clinical Strategy and Operations Officer

____________

(1)      The amounts included in this column are the dollar amounts representing the full grant date fair value of each award calculated in accordance with FASB ASC Topic 718 and do not represent the actual value that may be recognized by the Named Executive Officers upon the settlement of restricted stock units or option exercise.

(2)      Represents premiums paid by us for health benefits and 401(k) plan employer match.

(3)      Ms. Hurlburt was not a named executive officer in respect of 2023.

Narrative Disclosure to Summary Compensation Table

Employment Agreements with Named Executive Officers

Joseph Todisco

On March 16, 2022, we entered into an employment agreement with Mr. Todisco, our Chief Executive Officer. The term of the employment agreement will automatically renew for additional successive one-year periods on March 16th of each calendar year, unless either party notifies the other in writing at least 90 days before the expiration of the then-current term that the term will not be renewed. Mr. Todisco is entitled to an annual salary of $639,630 (effective January 2024), and his target annual bonus is 65% of his base salary, with the actual bonus entitlement based on the achievement of specified Company objectives.

Matthew David

On May 11, 2020, we entered into an employment agreement with Dr. David to serve as our Executive Vice President and Chief Financial Officer. The term will automatically renew for additional successive one-year periods on May 11th of each calendar year, unless either party notifies the other in writing at least 90 days before the expiration of the then-current term that the term will not be renewed. Dr. David is entitled to an annual salary of $409,500 (effective January 2024), and his target annual bonus is 40% of his base salary, with the actual bonus entitlement based on the achievement of specified Company objectives.

Elizabeth Hurlburt

On March 10, 2021, we entered into an employment agreement with Ms. Hurlburt, our Executive Vice President, Chief Clinical Strategy and Operations Officer. After the initial three-year term of the employment agreement, the term will automatically renew for additional successive one-year periods, unless either party notifies the other in writing at least 90 days before the expiration of the then-current term that the term will not be renewed. Ms. Hurlburt is entitled to an annual salary of $406,250 (effective January 2024), and her target annual bonus is 40% of her base salary, with the actual bonus entitlement based on the achievement of specified Company objectives.

Potential Payments Upon Termination or Change in Control

The following provisions of the employment agreements with our Named Executive Officers are identical except where noted.

In the event that a Named Executive Officer’s employment is terminated during the term of his or her employment agreement by the Company other than for “cause” (other than as a result of death or disability), or by the Named Executive Officer for Good Reason (as defined in the employment agreement), the Named Executive Officer will, subject to execution of a general release of claims, be entitled to: (i) a continuation of base salary for a period of nine months; except that Mr. Todisco’s base salary will continue for 12 months (or 18 months if such termination occurs within 24 months following a corporate transaction (as defined in the employment agreement)); (ii) payment of a prorated annual bonus for the year of termination based on the actual achievement of the specified bonus objectives (or in the case of Mr. Todisco only, for 18 months, if such termination occurs within 24 months following a corporate transaction); (iii) subsidized COBRA premiums for up to nine months (or in the case of Mr. Todisco only, for 18 months, if such termination occurs within 24 months following a corporate transaction); and (iv) one year of additional time vesting of the Named Executive Officer’s then-outstanding equity awards, or full vesting of all then-outstanding equity awards if such termination occurs within 24 months following a corporate transaction.

Non-Compete Covenants

Each of our Named Executive Officers is prohibited from engaging in any business involving the development or commercialization of a preventive anti-infective product that would be a direct competitor of DefenCath/Neutrolin or a product containing taurolidine or any other product being actively developed or produced by us within the United States and the European Union (or in the case of Dr. David and Mr. Todisco, worldwide) on the date of termination of his or her employment for a period of 12 months following any termination of employment.

Equity Plan

The Company maintains the CorMedix Inc. Amended and Restated 2019 Omnibus Stock Incentive Plan pursuant to which it has granted equity awards to the Named Executive Officers, as well as other employees and service providers.

2024 Equity Awards

Mr. Todisco was granted stock options to purchase 266,667 shares of the Company’s Common Stock on January 12, 2024. The options granted to Mr. Todisco are scheduled to vest over a period of three years (with the first 25% vesting on the date of the grant, and the remainder scheduled to vest in equal annual installments over the next three years thereafter, subject to continued employment). Mr. Todisco was also granted restricted stock units covering 133,333 shares of the Company’s Common Stock on January 12, 2024. The restricted stock units granted to Mr. Todisco are scheduled to vest over a period of three years (with the first 25% vesting on the date of the grant, and the remainder scheduled to vest in equal annual installments over the next three years thereafter, subject to continued employment).

Dr. David was granted stock options to purchase 100,000 shares of the Company’s Common Stock on January 12, 2024. The options granted to Dr. David are scheduled to vest over a period of three years (with the first 25% vesting on the date of the grant, and the remainder scheduled to vest in equal annual installments over the next three years thereafter, subject to continued employment). Dr. David was also granted restricted stock units covering 50,000 shares of the Company’s Common Stock on January 12, 2024. The restricted stock units granted to Dr. David are scheduled to vest over a period of three years (with the first 25% vesting on the date of the grant, and the remainder scheduled to vest in equal annual installments over the next three years thereafter, subject to continued employment).

Ms. Hurlburt was granted stock options to purchase 100,000 shares of the Company’s Common Stock on January 12, 2024. The options granted to Ms. Hurlburt are scheduled to vest over a period of three years (with the first 25% vesting on the date of the grant, and the remainder scheduled to vest in equal annual installments over the next three years thereafter, subject to continued employment). Ms. Hurlburt was also granted restricted stock units covering 50,000 shares of the Company’s Common Stock on January 12, 2024. The restricted stock units granted to Ms. Hurlburt are scheduled to vest over a period of three years (with the first 25% vesting on the date of the grant, and the remainder scheduled to vest in equal annual installments over the next three years thereafter, subject to continued employment).

Outstanding Equity Awards at Fiscal Year-End 2024

The following table contains certain information concerning outstanding equity awards held by the Named Executive Officers as of December 31, 2024.

Name	Option Awards(1)				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Joseph Todisco	250,000	250,000	3.38	05/09/2032	41,494	(2)	336,101
	200,000	200,000	4.43	01/14/2033	100,000	(3)	810,000
	66,666	200,001	3.47	01/12/2034
Matthew David	122,667	—	5.63	05/11/2030	37,500	(3)	303,750
	122,667	—	4.08	05/11/2030	—		—
	40,000	—	8.32	01/10/2031	—		—
	125,000	—	5.56	10/31/2031	—		—
	75,000	25,000	4.03	02/17/2032	—		—
	62,500	62,500	4.43	01/14/2033	—		—
	25,000	75,000	3.47	01/12/2034	—		—
Elizabeth Hurlburt	53,997	—	1.45	03/19/2028	37,500	(3)	303,750
	12,711	—	8.30	01/10/2029
	24,764	—	5.63	02/25/2030	—		—
	27,612	—	5.63	05/11/2030	—		—
	3,033	—	4.08	05/11/2030	—		—
	70,000	—	8.32	01/11/2031	—		—
	75,000	25,000	4.03	02/18/2032	—		—
	—	62,500	4.43	01/14/2033	—		—
	—	75,000	3.47	01/12/2034	—		—

____________

(1)      Vesting based on continued employment over four years.

(2)      Each restricted stock unit represents the right to receive one share of our common stock. The restricted stock units vest as follows: 50% on the first anniversary of the grant date, 30% on the second anniversary of the grant date, and the remaining 20% on the third anniversary of the grant date, subject to continued service through the applicable vesting date.

(3)      Each restricted stock unit represents the right to receive one share of our common stock. The restricted stock units vest as follows: 25% on the grant date, 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date, and the remaining 25% on the third anniversary of the grant date, subject to continued service through the applicable vesting date.

(4)      Fair market value of the shares that could be acquired based on the closing sale price per share of our common stock on the Nasdaq Global Market on December 31, 2024, which was $8.10.

Potential Payments on a Qualifying Termination

If the severance payments called for in our employment agreements for Mr. Todisco, Dr. David and Ms. Hurlburt had been triggered on December 31, 2024, we would have been obligated to make the following payments as described in more detail under the “Potential Payments Upon Termination or Change in Control” summary above:

Name		Cash Severance(2) ($)	COBRA Subsidy ($)	Accelerated Equity Vesting(1) ($)	Total ($)
Joseph Todisco	No Corporate Transaction	1,096,965	46,863	1,871,767	3,015,595
	Within 24 months following a Corporate Transaction	1,624,660	70,294	3,986,106	5,681,060
Matthew David	No Corporate Transaction	478,296	35,031	433,438	946,765
	Within 24 months following a Corporate Transaction	478,296	35,031	982,125	1,495,452
Elizabeth Hurlburt	No Corporate Transaction	528,032	35,147	433,438	996,617
	Within 24 months following a Corporate Transaction	528,032	35,147	982,125	1,545,304

____________

(1)      Represents one year of additional time vesting of the executive’s outstanding equity awards, or full vesting of all then-outstanding equity awards if such termination occurs within 24 months following a corporate transaction. With respect to outstanding stock options, represents the difference between the fair market value of the shares that could be acquired based on the closing sale price per share of our common stock on the Nasdaq Global Market on December 31, 2024, which was $8.10, and the exercise prices of the applicable stock options. With respect to restricted stock units, represents the fair market value of the shares that could be acquired based on the closing sale price per share of our common stock on the Nasdaq Global Market on December 31, 2024, which was $8.10.

(2)      For Mr. Todisco, represents (i) a continuation of base salary for a period of twelve months (or 18 months if such termination occurs within 24 months following a corporate transaction), plus (ii) a pro rata bonus for 2024 (or, if such termination occurs within 24 months following a corporate transaction, the 2024 bonus plus a pro rata bonus for the first six months of 2025, determined assuming achievement of target level performance for 2025). For Dr. David and Ms. Hurlburt, represents a continuation of base salary for a period of nine months, plus (ii) a pro rata target bonus for 2024.

Equity Grant Practices

The Compensation Committee is generally responsible for approving grants of stock options and other stock and stock-based awards, except to the extent that the terms of the applicable equity plan require administration by the full Board or, to the extent permitted by and consistent with applicable law and the provisions of the applicable equity plan, to the extent the Compensation Committee has delegated to the Chief Executive Officer the power to approve the grant of stock options or other stock or stock-based awards to employees of the Company or any subsidiary of the Company who are not officers or directors of the Company. We generally aim to avoid granting equity awards including stock options (or similar awards), in anticipation of the release of material non-public information that is likely to result in changes to the price of our Common Stock, and we do not time the release of material non-public information based on stock option or other equity award grant dates. During the last completed fiscal year, we did not grant any stock options (or similar awards) during any period beginning four business days before the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company current report on Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such reports.

Equity Compensation Plan Information

The following table provides information as of December 31, 2024 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans (including individual arrangements):

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price out outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	6,573,887	(2)	$4.46	(3)	4,756,909
Equity compensation plans not approved by security holders	—		$—		—
Total	6,573,887		—		4,756,909

____________

(1)      Our 2013 Stock Incentive Plan was approved by our stockholders on July 30, 2013. Our 2019 Omnibus Stock Incentive Plan was approved by our stockholders on November 26, 2019. Our Amended and Restated 2019 Omnibus Stock Incentive Plan was approved by our stockholders on October 13, 2022, amended and approved by our stockholders on November 24, 2024.

(2)      Consists of 6,282,393 shares underlying stock options and 291,494 shares underlying restricted stock units.

(3)      Applicable to shares underlying outstanding stock options only.

Pay Versus Performance

As required by Item 402(v) of SEC Regulation S-K, the following information is presented to disclose the relationship between executive compensation actually paid (“CAP”), as calculated under the applicable SEC rules, and the Company’s financial performance for the last three (3) fiscal years. As required by SEC rules, as it applies to smaller reporting companies, the table presented below discloses CAP for (i) our principal executive officer (“PEO”) and (ii) our named executive officers other than the PEO (the “Non-PEO NEOs”), on an average basis.

The methodology for calculating amounts presented in the columns “CAP to PEO” and “Average CAP to Non-PEO NEOs,” including details regarding the amounts that were deducted from, and added to, the Summary Compensation Table totals to arrive at the values presented for CAP, are provided in the footnotes to the table.

The calculations and analysis below do not necessarily reflect the Company’s approach to aligning executive compensation with performance. For information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with financial performance, refer to the Executive Compensation discussion beginning on page 22 of this proxy statement.

Pay Versus Performance Table

In accordance with applicable SEC rules, the following table sets forth information concerning Summary Compensation Table (“SCT”) Total Compensation and CAP for the Company’s PEO and Non-PEO NEOs for fiscal years 2024, 2023 and 2022 and the corresponding financial performance in each year.

Year	SCT Total – PEO David(1)(2) ($)	CAP – PEO David(1)(3) ($)	SCT Total – PEO Todisco(1)(2) ($)	CAP – PEO Todisco(1)(3) ($)	Average SCT Total – Non- PEO ($)(1)(4)	Average CAP Total – Non- PEO ($)(1)(3)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return(5) ($)	Net Income (Loss)/ Income in ($000)
2024	—	—	2,359,908	5,387,597	1,111,699	1,909,687	178.02	(17,930)
2023	—	—	2,459,432	1,867,545	1,175,436	792,784	82.64	(46,339)
2022	1,136,543	798,472	2,691,189	3,212,105	933,723	408,809	92.75	(29,702)

____________

(1)      For 2022, Dr. David and Mr. Todisco served as our PEOs, with Dr. David serving from January 1, 2022 through May 9, 2022, and for Mr. Todisco serving from May 10, 2022 through December 31, 2022. The Company’s Non-PEO NEOs for the applicable years are as follows:

(a)      2024: Matthew David and Elizabeth Hurlburt.

(b)      2023: Matthew David, Phoebe Mounts and Erin Mistry.

(c)      2022: Phoebe Mounts, Elizabeth Hurlburt, and Thomas Nusbickel.

(2)      The dollar amounts reported in this column are the amounts of total compensation reported for each PEO for each corresponding fiscal year in the “Total” column of the SCT. Refer to the SCT as set forth on page 27 of this proxy statement.

(3)      The dollar amounts shown for CAP are computed in accordance with Item 402(v) of Regulation S-K and do not reflect the cash and/or equity value transferred to the PEO or Non-PEO NEOs during the applicable year. These amounts reflect total compensation as reported in the SCT with certain adjustments as described below:

Year	Reported SCT Total ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustment(b) ($)	CAP ($)
2024 Todisco	2,359,908	(1,208,454)	4,236,143	5,387,597
2023 Todisco	2,459,432	(1,388,400)	796,513	1,867,545
2022 Todisco	2,691,189	(1,974,745)	2,495,661	3,212,105
2022 David	1,136,543	(305,900)	(32,171)	798,472

____________

(a)      The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for the applicable year.

(b)      The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following, as applicable: (i) the year-end fair value of any equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount of change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year; (iii) for awards that are granted and vest in same year, the fair value as of the vesting date; (iv) for awards granted in any prior fiscal year that vest at the end of or during the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in any prior fiscal year that are determined to fail to meet the applicable vesting conditions during the covered fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the covered fiscal year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:
Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in Covered Fiscal Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Year(s) ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Same Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Fiscal Year(s) that Vested in Covered Fiscal Year ($)	Fair Value at the End of the Prior Fiscal Year of Equity Awards that Failed to Meet Vesting Conditions in Covered Fiscal Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation for Covered Fiscal Year ($)	Total Equity Award Adjustments ($)
2024 Todisco	2,150,287	1,596,149	302,110	187,597	—	—	4,236,143
2022 Todisco	737,490	(349,287)	347,100	61,210	—	—	796,513
2023 Todisco	2,495,661	—	—	—	—	—	2,495,661
2022 David	225,917	(120,207)	76,475	(102,998)	(111,358)	—	(32,171)
Year	Average Reported SCT Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards(a) ($)	Average Equity Award Adjustments(b) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	1,111,699	(453,170)	1,251,158	1,909,687
2023	1,175,436	(520,650)	137,998	792,784
2022	933,723	(346,686)	(178,228)	408,809

____________

(a)      The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for the applicable year.

(b)      The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following, as applicable: (i) the year-end fair value of any equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount of change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year; (iii) for awards that are granted and vest in same year, the fair value as of the vesting date; (iv) for awards granted in any prior fiscal year that vest at the end of or during the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in any prior fiscal year that are determined to fail to meet the applicable vesting conditions during the covered fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the covered fiscal year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:
Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in Covered Fiscal Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Year(s) ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Same Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Fiscal Year(s) that Vested in Covered Fiscal Year ($)	Fair Value at the End of the Prior Fiscal Year of Equity Awards that Failed to Meet Vesting Conditions in Covered Fiscal Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation for Covered Fiscal Year ($)	Total Equity Award Adjustments ($)
2024	806,355	272,320	113,293	59,190	—	—	1,251,158
2023	199,737	(67,328)	139,017	(90,437)	(42,991)	—	137,998
2022	180,734	(38,409)	90,653	(103,301)	(307,905)	—	(178,228)

(4)      The dollar amounts reported in this column are the average amounts of total compensation reported for the Non-PEO NEOs for each corresponding fiscal year in the “Total” column of the SCT. Dr. David served as PEO during fiscal year 2022. Accordingly, all of Dr. David’s compensation for fiscal year 2022 is included as PEO compensation, and none of his compensation is included as Non-PEO NEO compensation. Refer to the SCT as set forth on page 27 of this proxy statement.

(5)      Total Shareholder Return shown in this table assumes $100 was invested for the period starting December 31, 2021 through December 31 of the applicable fiscal year in the Company’s common stock as traded under ticker CRMD on Nasdaq. The historical stock price performance of our common stock shown is not necessarily indicative of future stock price performance.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing graphic descriptions of the relationships between information presented in the Pay Versus Performance Table.

CAP v. TSR

The following graph illustrates a comparison of CAP to our PEOs, the average CAP to our Non-PEO NEOs and the Company’s cumulative TSR over the three-year period from 2022 through 2024.

Compensation Actually Paid Versus CRMD TSR
2022
2023
2024
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Compensation ($000)
190.00
170.00
150.00
130.00
110.00
90.00
70.00
50.00
Value of Initial Fixed $100 Investment in CRMD
$4,011
$409
92.75
$1,868
$793
82.64
$5,388
$1,910
178.02
PEO Compensation Actually Paid ($000)
Average NEO Compensation Actually Paid ($000)
CRMD TSR

CAP v. Net Income

The following graph illustrates a comparison of CAP to our PEOs, the average CAP to our Non-PEO NEOs and the Company’s Net Income over the three-year period from 2022 through 2024.

Compensation Actually Paid Versus CRMD Net Income
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Compensation ($000)
$(15,000)
$(20,000)
$(25,000)
$(30,000)
$(35,000)
$(40,000)
$(45,000)
$(50,000)
CRMD Net Income (Loss) ($000)
$4,011
$(29,702)
$409
$1,868
$793
$(46,339)
$5,388
(17,930)
$1,910
2022
2023
2024
PEO CAP ($000)
Ave NEO CAP ($000)
Net Income (Loss)

AUDITOR AND AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2024, which were audited by Marcum LLP, our independent registered public accounting firm. The Audit Committee discussed with Marcum LLP the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee also considered whether the provision of services other than the audit of our financial statements for the fiscal year ended December 31, 2024 were compatible with maintaining Marcum LLP’s independence.

Based on the review and discussions referred to in the foregoing paragraph, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

All members of our Audit Committee are independent under SEC rules and regulations and Rule 5605(c) of the Nasdaq Global Markets Listing Rules. The financial literacy requirements of the SEC require that each member of our Audit Committee be able to read and understand fundamental financial statements. In addition, at least one member of our Audit Committee must qualify as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, and have financial sophistication in accordance with the Nasdaq Global Markets Listing Rules 5605(c). Our Board has determined that each of Mr. Lefkowitz, Mr. Duncan and Dr. Dunton qualifies as an audit committee financial expert.

THE AUDIT COMMITTEE
Steven Lefkowitz, Chairman
Gregory Duncan
Alan W. Dunton

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

Audit Committee Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is responsible for reviewing and approving in advance any audit and any permissible non-audit engagement or relationship between us and our independent registered public accounting firm. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by our independent registered public accounting firm. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to our management. Audit Committee pre-approval of non-audit services (other than review and attestation services) also will not be required if such services fall within available exceptions established by the SEC. All services performed by our independent registered public accounting firm during 2024 were pre-approved by the Audit Committee.

Independent Registered Public Accounting Firm Fee Information

The following table sets forth the approximate aggregate fees for professional services rendered by Marcum LLP for 2024 and 2023:

	2024	2023
Audit Fees	$420,175	$225,225
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$420,175	$225,225

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

We had no related person transactions in 2024, and no related person transactions are currently proposed.

Procedures for Review and Approval of Transactions with Related Persons

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties.

Our policies and procedures for review and approval of transactions with related persons are in writing in our Code of Conduct and Ethics available on our website at www.cormedix.com under the “Investors — Corporate Governance” tab.

Our Board has adopted a written Related Party Transaction Policy that supplements our Code of Conduct and Ethics. The Related Party Transaction Policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related party (as defined in the Related Party Transaction Policy) had or will have a direct or indirect material interest. The Audit Committee is responsible for review and approval of proposed transactions. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances with respect to the transaction and shall evaluate all available options, including ratification, revision or termination of the transaction. The Audit Committee will not approve or ratify a transaction with a related party unless it has determined, upon consideration of all relevant information, that the transaction is in, or not inconsistent with, the best interests of the Company or its stockholders.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of our common stock to file with the SEC reports of ownership of our securities and changes in reported ownership. Based on a review of reports filed with the SEC, or written representations from reporting persons that all reportable transactions were reported, we believe that, during 2024, our directors, executive officers, and ten percent stockholders timely filed all reports that were required to be filed under Section 16(a), except one delinquent Form 4 for Ms. Mistry to report the purchase of common stock due to an inadvertent administrative error.

STOCKHOLDER COMMUNICATIONS

Stockholders may send any communications regarding our Company’s business to the Board in care of our Corporate Secretary at our principal executive offices located at 300 Connell Drive, Suite 4200, Berkeley Heights, New Jersey 07922. The Corporate Secretary will forward all such communications to the addressee if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary considers to be important for the members of our Board to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and duplicative communication.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

Stockholders who intend to present proposals at the Company’s 2026 annual meeting of stockholders pursuant to Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company at our principal executive offices no later than December 29, 2025. Such proposals must meet the requirements of Rule 14a-8 to be eligible for inclusion in the Company’s 2026 proxy materials.

In accordance with our bylaws, stockholder proposals, including stockholder nominations for candidates for election as directors, that are intended to be presented by stockholders at the 2026 annual meeting of stockholders but not submitted for inclusion in the proxy statement for our 2026 annual meeting of stockholders pursuant to Rule 14a-8, must be received by us no earlier than February 24, 2026 and no later than March 26, 2026, unless we change the date of our 2026 annual meeting more than 30 days before or more than 60 days after June 24, 2026, in which case stockholder proposals must be received by us not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. The notice of such proposals must be given in the manner and must include the information and representations required by our bylaws. In addition to satisfying the foregoing requirements under our bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the additional information required by Rule 14a-19 under the Exchange Act no later than April 27, 2026. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate copy of proxy materials to one or more stockholders at a shared address to which a single copy of proxy materials was delivered. Stockholders may request a separate copy of proxy materials by contacting us either by calling (908) 517-9500 or by mailing a request to 300 Connell Drive, Suite 4200, Berkeley Heights, New Jersey 07922. Stockholders at a shared address who receive multiple copies of proxy materials may request to receive a single copy of proxy materials in the future in the same manner as described above.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the SEC is accessible free of charge on its website at www.sec.gov. It contains audited financial statements covering the fiscal years ended December 31, 2024 and 2023. You can request a copy of our Annual Report on Form 10-K free of charge by calling (908) 517-9500 or by mailing a request to our Corporate Secretary, 300 Connell Drive, Suite 4200, Berkeley Heights, New Jersey 07922. Please include your contact information with the request.

INSTRUCTIONS TO CORMEDIX INC. 2024 VIRTUAL ANNUAL MEETING

To attend the Annual Meeting, stockholders will need to access www.virtualshareholdermeeting.com/CRMD2025 and enter your control number found on your Notice of Internet Availability or Proxy Card.

CORMEDIX INC. 300 CONNELL DRIVE SUITE 4200 BERKELEY HEIGHTS, NJ 07922 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 23, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CRMD2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 23, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V73746-P28693 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED CORMEDIX INC. The Board of Directors recommends you vote FOR ALL of the following nominees: For All Withhold All For All Except The Board of Directors recommends you vote FOR ALL of the following nominees: Election of Directors Nominees: 01) Janet Dillione 02) Gregory Duncan 03) Alan W. Dunton 04) Myron Kaplan 05) Steven Lefkowitz 06) Robert Stewart 07) Joseph Todisco The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To approve on a non-binding advisory basis the compensation of our named executive officers for 2024. 3. To ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Note: In their discretion, the holders of a proxy to vote shares may vote on such other business as may properly come before the meeting or any adjournment, postponement or continuation thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V73747-P28693 CORMEDIX INC. 2025 Annual Meeting of Stockholders June 24, 2025 at 9:00 A.M. Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Matthew David and Beth Zelnick Kaufman, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CORMEDIX INC. that the undersigned stockholder(s) is/are entitled to vote at the 2025 Annual Meeting of Stockholders (“Annual Meeting”) to be held at 9:00 A.M. Eastern Time on June 24, 2025, virtually at www.virtualshareholdermeeting.com/CRMD2025, and any adjournment, postponement or continuation thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The proxies are hereby authorized to vote, in their discretion and to the extent permitted by applicable law or rule, on such other business as may properly come before the Annual Meeting or any adjournment, postponement or continuation thereof. The Board of Directors recommends a vote FOR the election of all director nominees and FOR proposals 2 and 3. Continued and to be signed on reverse side